AGREEMENT AND PLAN OF MERGER

                          DATED AS OF NOVEMBER 1, 1999
                                      AMONG

                        INTERVEST BANCSHARES CORPORATION

                          ICNY ACQUISITION CORPORATION

                                       AND

                        INTERVEST CORPORATION OF NEW YORK







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                                TABLE OF CONTENTS

ARTICLE 1....................................................................1
    THE MERGER...............................................................1
         Section 1.1.  The Merger............................................1
         Section 1.2.  Effective Time........................................1
         Section 1.3.  Closing of the Merger.................................2
         Section 1.4.  Effects of the Merger.................................2
         Section 1.5.  Certificate of Incorporation and Bylaws...............2
         Section 1.6.  Directors.............................................2
         Section 1.7.  Officers..............................................2
         Section 1.8.  Merger Consideration; Conversion of Shares............2
         Section 1.9.  Exchange of Certificates..............................3

ARTICLE 2....................................................................4
    REPRESENTATIONS AND WARRANTIES OF THE COMPANY............................4
         2.1.     CAPITAL STRUCTURE OF THE COMPANY...........................4
         2.2.     ORGANIZATION, STANDING AND AUTHORITY OF THE COMPANY........4
         2.3.     OWNERSHIP OF THE COMPANY SUBSIDIARIES;
                  CAPITAL STRUCTURE OF THE COMPANY SUBSIDIARIES..............5
         2.4.     ORGANIZATION, STANDING AND AUTHORITY OF THE
                  COMPANY SUBSIDIARIES.......................................5
         2.5.     AUTHORIZED AND EFFECTIVE AGREEMENT.........................5
         2.6.     SEC DOCUMENTS; REGULATORY FILINGS..........................6
         2.7.     FINANCIAL STATEMENTS; BOOKS AND RECORDS; MINUTE BOOKS......7
         2.8.     MATERIAL ADVERSE CHANGE....................................7
         2.9.     ABSENCE OF UNDISCLOSED LIABILITIES.........................7
         2.10.    PROPERTIES.................................................7
         2.11.    LOANS......................................................8
         2.12.    TAX MATTERS................................................8
         2.13.    EMPLOYEE BENEFIT PLANS.....................................9
         2.14.    CERTAIN CONTRACTS..........................................9
         2.15.    LEGAL PROCEEDINGS.........................................10
         2.16.    COMPLIANCE WITH LAWS......................................10
         2.17.    LABOR MATTERS.............................................11
         2.18.    BROKERS AND FINDERS.......................................11
         2.19.    INSURANCE.................................................11
         2.20.    ENVIRONMENTAL LIABILITY...................................11
         2.21.    INTELLECTUAL PROPERTY.....................................12
         2.22.    INSIDER INTERESTS.........................................12
         2.23.    YEAR 2000.................................................12
         2.24.    TAX TREATMENT.............................................12

ARTICLE 3...................................................................13
    REPRESENTATIONS AND WARRANTIES OF PARENT AND ACQUISITION................13
         Section 3.1.  Organization.........................................13
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         Section 3.2.  Capitalization of Parent and its Subsidiaries........13
         Section 3.3.  Authority Relative to this Agreement.................13
         Section 3.4.  SEC Reports..........................................14
         Section 3.5.  Consents and Approvals; No Violations................14
         Section 3.6.  Litigation...........................................14
         Section 3.7.  Tax Treatment........................................15
         Section 3.8.  Brokers..............................................15
         Section 3.9.  No Prior Activities..................................15
         Section 3.10. No Undisclosed Liabilities; Absence of Changes.......15
         Section 3.11. Compliance with Applicable Law.......................15
         Section 3.12. Representations Complete.............................15

ARTICLE 4...................................................................16
    COVENANTS...............................................................16
         Section 4.1.  Conduct of Business of the Company...................16
         Section 4.2.  No Solicitation or Negotiation.......................17
         Section 4.3.  Meeting of Stockholders..............................18
         Section 4.4.  Sale of Shares; Stockholder Matters..................18
         Section 4.5.  Access to Information................................18
         Section 4.6.  Confidentiality......................................18
         Section 4.7.  Expenses.............................................19
         Section 4.8.  Consent..............................................19
         Section 4.9.  Reasonable Efforts...................................19
         Section 4.10. Notification of Certain Matters......................20
         Section 4.11  Additional Documents and Further Assurances..........20
         Section 4.12. Certain Filings; Reasonable Efforts..................20
         Section 4.13. Public Announcements.................................20

ARTICLE 5...................................................................21
    CONDITIONS TO CONSUMMATION OF THE MERGER................................21
         Section 5.1.  Conditions to Each Party's Obligations to
                       Effect the Merger....................................21
         Section 5.2.  Conditions to the Obligations of the Company.........21
         Section 5.3.  Conditions to the Obligations of Parent and
                       Acquisition..........................................22

ARTICLE 6...................................................................23
    TERMINATION; AMENDMENT; WAIVER..........................................23
         Section 6.1.  Termination..........................................23
         Section 6.2.  Effect of Termination................................24
         Section 6.3.  Amendment............................................24
         Section 6.4.  Extension; Waiver....................................24

ARTICLE 7...................................................................24
    MISCELLANEOUS...........................................................24
         Section 7.1.  Nonsurvival of Representations and Warranties........24
         Section 7.2.  Entire Agreement; Assignment.........................24
         Section 7.3.  Validity.............................................24
         Section 7.4.  Notices..............................................24
         Section 7.5.  Governing Law and Venue; Waiver of Jury Trial........25

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         Section 7.6.  Descriptive Headings.................................25
         Section 7.7.  Parties in Interest..................................25
         Section 7.8.  Certain Definitions..................................25
         Section 7.9.  Personal Liability...................................26
         Section 7.10. Counterparts.........................................27




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                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") dated as of November 1, 1999, is by and among INTERVEST CORPORATION OF NEW YORK, a New York corporation (the "Company"), INTERVEST BANCSHARES CORPORATION, a Delaware corporation (the "Parent"), and ICNY ACQUISITION CORPORATION, a New York corporation and a wholly owned subsidiary of Parent ("Acquisition"), Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in Section 7.8 of this Agreement.

         WHEREAS, the Boards of Directors of the Company, Parent and Acquisition have each (i) determined that the Merger (as defined below) is advisable and fair and in the best interests of their respective stockholders and (ii) approved the Merger upon the terms and subject to the conditions set forth in this Agreement; and

         WHEREAS, for Federal income tax purposes it is intended that the Merger qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"); and

         WHEREAS, the Company, Parent and Acquisition desire to make certain representations and warranties and other agreements in connection with the Merger,

         NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the Company, Parent and Acquisition hereby agree as follows:

                                    ARTICLE 1

                                   THE MERGER

Section 1.1. The Merger. At the Effective Time (as defined below) and upon the terms and subject to the conditions of this Agreement and in accordance with the New York Business Corporation Law (the "NYBCL"), Acquisition shall be merged with and into the Company (the "Merger"). Following the Merger, the Company shall continue as the surviving corporation (the "Surviving Corporation") and the separate corporate existence of Acquisition shall cease. The Merger is intended to qualify as a tax-free reorganization under Section 368(a) of the Code. Parent, as the sole stockholder of Acquisition, hereby approves the Merger and this Agreement.

Section 1.2. Effective Time. Subject to the terms and conditions set forth in this Agreement, on the Closing Date (as defined in Section 1.3), (a) a Certificate of Merger (the "Certificate of Merger") shall be duly executed and acknowledged by Acquisition and the Company and thereafter delivered for filing to the Secretary of State of the State of New York for filing pursuant to
Section 904 of the NYBCL and (b) the parties shall make such other filings with the Secretary of State of the State of New York as shall be necessary to effect the Merger. The Merger shall become effective at such time as a properly executed copy of the Certificate of Merger is duly filed with the Secretary of State of the State of New York in accordance with Section 251 of the DGCL, or such later time as Parent and the Company may agree upon and as may be set forth in the Certificate of Merger (the time the Merger becomes effective being referred to herein as the "Effective Time").


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Section 1.3.  Closing of the Merger.  The closing of the Merger (the  "Closing")
will take place at a time and on a date (the "Closing Date") to be specified by the parties, which shall be no later than the second business day after satisfaction (or waiver) of the latest to occur of the conditions set forth in
Article 5, at the offices of the Parent, 10 Rockefeller Plaza, Suite 1015, New York, New York 10020 unless another time, date or place is agreed to in writing by the parties hereto.

Section 1.4. Effects of the Merger. The Merger shall have the effects set forth in the NYBCL. Without limiting the generality of the foregoing and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of the Company and Acquisition shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Acquisition shall become the debts, liabilities and duties of the Surviving Corporation.

Section  1.5.  Certificate  of  Incorporation  and Bylaws.  The  Certificate  of
Incorporation of the Company in effect at the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation until amended in accordance with Applicable Law. The bylaws of the Company in effect at the Effective Time shall be the bylaws of the Surviving Corporation until amended in accordance with Applicable Law.

Section 1.6. Directors. The directors of the Company at the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and bylaws of the Surviving Corporation until such director's successor is duly elected or appointed and qualified.

Section 1.7. Officers. The officers of the Company at the Effective Time shall be the initial officers of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and bylaws of the Surviving Corporation until such officer's successor is duly elected or appointed and qualified.

Section 1.8.  Merger Consideration; Conversion of Shares.

         (a) At the Effective Time, each share of common stock and Class B Stock of the Company (individually a "Share" and collectively the "Shares") issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of Acquisition, the Company or the holder thereof, be converted into the right to receive a number of fully paid and nonassessable shares of Class A common stock, par value $1.00 per share, of Parent ("Parent Common Stock") equal to the Exchange Ratio (as defined below).

         (b) The "Exchange Ratio" shall be 26,189 shares of Parent Common Stock for each Share, so that an aggregate of 1,250,000 shares of Parent Common Stock shall be issued for the 47.73 issued and outstanding Shares.

         (c) If, between the date of this Agreement and the Effective Time, the outstanding shares of Parent Common Stock or the Shares shall have been changed into a different number of shares or a different class by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, then the Exchange Ratio shall be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares.


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Section 1.9.  Exchange of Certificates.

         (a) Following the Effective Time, Parent shall instruct its transfer agent to issue certificates representing the appropriate number of shares of Parent Common Stock issuable pursuant to Section 1.8 in exchange for outstanding Shares.

         (b) Not later than two (2) business days after the Effective Time, Parent shall mail to each holder of record of a certificate or certificates that immediately prior to the Effective Time represented outstanding Shares (the "Certificates") and whose shares were converted into the right to receive shares of Parent Common Stock pursuant to Section 1.8: (i) a letter of transmittal (which shall specify that delivery shall be effected and risk of loss and title to the Certificates shall pass only upon delivery of the Certificates to the transfer agent and shall be in such form and have such other provisions as Parent and the Company may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock. Upon surrender of a Certificate for cancellation to the transfer agent together with such letter of transmittal duly executed, the holder of such Certificate shall be issued a certificate representing that number of whole shares of Parent Common Stock, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Shares that is not registered in the transfer records of the Company, a certificate representing the proper number of shares of Parent Common Stock shall be issued to a transferee if the Certificate representing such Shares is presented to the transfer agent accompanied by all documents required  to  evidence  and  effect  such  transfer  and by  evidence  that  any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 1.9, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the certificate representing shares of Parent Common Stock.

         (c) No dividends or other distributions declared or made after the Effective Time with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby, until the holder of record of such Certificate shall surrender such Certificate. Subject to the effect of Applicable Law, following surrender of any such Certificate there shall be paid to the record holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor without interest (i) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such number of whole shares of Parent Common Stock and (ii) at the appropriate payment date the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of Parent Common Stock.

         (d) All shares of Parent Common Stock issued as part of the Merger Consideration upon the surrender for exchange of Shares in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such Shares; subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the date hereof that remain unpaid at the Effective Time, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

         (e) No fractions of a share of Parent Common Stock shall be issued in the Merger. Rather, an aggregate of 1,250,000 shares of Parent Common Stock will be allocated among the holders of Shares such that each holder of Shares shall receive a whole number of shares, determined by rounding after application of the Exchange Ratio, with the procedure for such rounding to be determined by the Company. The Company shall, prior to the Closing Date, furnish Parent with a list of its shareholders and the whole number of shares of Parent Common Stock to be issued to each.

         (f) If any certificate for shares of Parent Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Parent or the transfer agent any transfer or other taxes required by reason of the issuance of a certificate for shares of Parent Common Stock in any name other than that of the registered holder of the Certificate surrendered, or established to the satisfaction of Parent or the transfer agent that such tax has been paid or is not payable.

         (g) Notwithstanding anything to the contrary in this Section 1.9, none of the transfer agent, the Surviving Corporation or any party hereto shall be liable to any person for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or Applicable Law.

         (h) It is intended by the Company that the Merger shall constitute a reorganization within the meaning of Section 368 of the Internal Revenue Code (the "Code"). Neither Parent nor Acquisition makes any representation that the transaction will in fact constitute a reorganization.

         (i) The shares of Parent Common Stock to be issued in connection with the Merger will be issued in a transaction exempt from registration under the Securities Act, by reason of Section 4(2) thereof.

                                    ARTICLE 2

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company hereby represents and warrants to Parent and Acquisition as follows:

         2.1.     CAPITAL STRUCTURE OF THE COMPANY

         The authorized capital stock of the Company consists of 200 shares of common stock, no par value and 100 shares of Class B stock, no par value of which, as of the date hereof, 31.84 shares of Common Stock and 15.89 shares of Class B stock are issued and outstanding.

         2.2.     ORGANIZATION, STANDING AND AUTHORITY OF THE COMPANY

         The Company is a duly organized corporation, validly existing and in good standing under the laws of New York with full corporate power and authority to carry on its business as now conducted and is duly licensed or qualified to do business in the states of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on the Company.

        2.3. OWNERSHIP OF THE COMPANY SUBSIDIARIES; CAPITAL STRUCTURE OF THE COMPANY SUBSIDIARIES

         Except as Previously Disclosed, as of the date hereof, the Company does not own, directly or indirectly, 5% or more of the outstanding capital stock or other voting securities of any corporation, bank or other organization except the Company Subsidiaries as Previously Disclosed. Except as Previously Disclosed, the outstanding shares of capital stock or other equity interests of each Company Subsidiary have been duly authorized and validly issued and are fully paid and (except as provided by applicable law) nonassessable and all such shares or equity interests are directly or indirectly owned by the Company free and clear of all liens, claims and encumbrances. No Company Subsidiary has or is bound by any Rights which are authorized, issued or outstanding with respect to the capital stock or other equity interests of any Company Subsidiary and, except as Previously Disclosed, there are no agreements, understandings or commitments relating to the right of the Company to vote or to dispose of said shares. None of the shares of capital stock or other equity interests of any Company Subsidiary has been issued in violation of the preemptive rights of any person.

        2.4.      ORGANIZATION, STANDING AND AUTHORITY OF THE COMPANY
                  SUBSIDIARIES

         Each Company Subsidiary is a duly organized corporation, banking association or other organization, validly existing and in good standing under applicable laws. Each Company Subsidiary (i) has full power and authority to carry on its business as now conducted, and (ii) is duly licensed or qualified to do business in the states of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such licensing or qualification, except where failure to be so licensed or qualified would not have a Material Adverse Effect on the Company. Each Company Subsidiary has all federal, state, local and foreign governmental authorizations necessary for it to own or lease its properties and assets and to carry on its business as it is now being conducted, except where the failure to be so authorized would not have a Material Adverse Effect on the Company.

         2.5.     AUTHORIZED AND EFFECTIVE AGREEMENT

         (a) The Company has all requisite corporate power and authority to enter into and perform all of its obligations under this Agreement and Plan of Merger. The execution and delivery of this Agreement and Plan of Merger and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action in respect thereof on the part of the Company.

         (b) Assuming the accuracy of the representation contained in Section 3.5(b) hereof, this Agreement and Plan of Merger constitutes the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, subject as to enforceability, to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

         (c) Except as Previously Disclosed, neither the execution and delivery of this Agreement and Plan of Merger nor consummation of the transactions contemplated hereby, nor compliance by the Company with any of the provisions hereof shall (i) conflict with or result in a breach of any provision of the articles or certificate of incorporation or association, charter or bylaws of the Company or any Company Subsidiary, (ii) assuming the consents and approvals contemplated and the consents and approvals which are Previously Disclosed are duly obtained, constitute or result in a breach of any term, condition or provision of, or constitute a default under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any lien, charge or encumbrance upon any property or asset of the Company or any Company Subsidiary pursuant to, any note, bond, mortgage, indenture, license, agreement or other instrument or obligation, or (iii) assuming the consents and approvals contemplated hereby and the consents and approvals which are Previously Disclosed are duly obtained, violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any Company Subsidiary, except (in the case of clauses (ii) and (iii) above) for such violations, rights, conflicts, breaches, creations or defaults which, either individually or in the aggregate, would not have a Material Adverse Effect on the Company.

         (d) Other than as contemplated hereby and except as Previously Disclosed, no consent, approval or authorization of, or declaration, notice, filing or registration with, any governmental or regulatory authority, or any other person, is required to be made or obtained by the Company or any Company Subsidiary on or prior to the Closing Date in connection with the execution, delivery and performance of this Agreement and the Plan of Merger or the consummation of the transactions contemplated hereby or thereby. Neither the Company nor any Company Subsidiary is aware of any reason why the conditions set forth in this Agreement and Plan of Merger will not be satisfied without undue delay and without the imposition of any condition or requirement of the type referred to in the provisions thereof.

       2.6.     SEC DOCUMENTS; REGULATORY FILINGS

         The Company has filed all required forms, reports and documents ("Company SEC Reports") with the SEC since January 1, 1997, each of which complied at the time of filing in all material respects with all applicable requirements of the Securities Act and the Exchange Act, each law as in effect on the dates such forms, reports and documents were filed. None of such Company SEC Reports, including any financial statements or schedules included or incorporated by reference therein, contained when filed any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein in light of the circumstances under which they were made not misleading, except to the extent superseded by a Company SEC Report filed subsequently and prior to the date hereof. The audited consolidated financial statements of the Company included in the Company SEC Reports fairly present in conformity in all material respects with generally accepted accounting principles applied on a consistent basis (except as may be indicated in the notes thereto) the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and their consolidated results of operations and changes in financial position for the periods then ended. The Company and each Company Subsidiary has filed all reports required by statute or regulation to be filed with any federal or state agency, except where the failure to so file would not have a Material Adverse Effect on the Company, and such reports were prepared in accordance with the applicable statutes, regulations and instructions in existence as of the date of filing of such reports in all material respects, and none of the reports contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading.

         2.7.     FINANCIAL STATEMENTS; BOOKS AND RECORDS; MINUTE BOOKS

         The  financial  statements  filed by the  Company  in the  Company  SEC
Reports (the "Company Financial Statements"), prior to the date of this Agreement fairly present in all material respects, and the Company Financial Statements filed by the Company after the date of this Agreement will fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates indicated and the consolidated results of operations, changes in stockholders' equity and cash flows of the Company and its consolidated Subsidiaries for the periods then ended and each such financial statement has been or will be, as the case may be, prepared in conformity with generally accepted accounting principles applied on a consistent basis. The books and records of the Company and each Company Subsidiary fairly reflect in all material respects the transactions to which it is a party or by which its properties are subject or bound. Such books and records have been properly kept and maintained and are in compliance with all applicable legal and accounting requirements in all material respects. The minute books of the Company and each Company Subsidiary contain records which are accurate in all material respects of all corporate actions of each of their respective stockholders and board of directors (including committees of their respective board of directors).

         2.8.     MATERIAL ADVERSE CHANGE

         Except as Previously Disclosed, the Company has not, on a consolidated basis, suffered any change in its financial condition, results of operations or business since December 31, 1998 which individually or in the aggregate with any other such changes would constitute a Material Adverse Effect with respect to the Company.

         2.9.     ABSENCE OF UNDISCLOSED LIABILITIES

         Neither the Company nor any Company Subsidiary has any liability (contingent or otherwise), excluding contractually assumed contingencies, that is material to the Company on a consolidated basis, or that, when combined with all similar liabilities, would be material to the Company on a consolidated basis, except as Previously Disclosed, as disclosed in the Company Financial
Statements filed with the SEC prior to the date hereof and except for liabilities incurred in the ordinary course of business subsequent to September 30, 1999.

         2.10.    PROPERTIES

         Except as Previously Disclosed, the Company and the Company Subsidiaries have good and marketable title free and clear of all liens, encumbrances, charges, defaults or equitable interests to all of the properties and assets, real and personal, which, individually or in the aggregate, are material to the business of the Company and its Subsidiaries taken as a whole, and which are reflected on the Company Financial Statements as of September 30, 1999 or acquired after such date, except (i) liens for taxes not yet due and payable, (ii) pledges to secure deposits and other liens incurred in the ordinary course of banking business, (iii) such imperfections of title, easements and encumbrances, if any, as are not material in character, amount or extent and (iv) dispositions and encumbrances for adequate consideration in the ordinary course of business. All leases pursuant to which the Company or any Company Subsidiary, as lessee, leases real and personal property which, individually or in the aggregate, are material to the business of the Company and its Subsidiaries taken as a whole are valid and enforceable in accordance with their respective terms except where the failure of such lease or leases to be valid and enforceable would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

         2.11.    LOANS

         Each loan reflected as an asset in the Company Financial Statements (i) is evidenced by notes, agreements or other evidences of indebtedness which are true, genuine and what they purport to be, (ii) to the extent secured, has been secured by valid liens and security interests which have been perfected, and
(iii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors' rights and to general equity principles, in each case other than loans as to which the failure to satisfy the foregoing standards would not have a Material Adverse Effect on the Company.

         2.12.    TAX MATTERS

         (a) Except as Previously Disclosed, the Company and each Company Subsidiary have timely filed federal income tax returns for each year through December 31, 1998 and have timely filed, or caused to be filed, all other federal, state, local and foreign tax returns (including, without limitation, estimated tax returns, returns required under Sections 1441-1446 and 6031-6060 of the Code and the regulations thereunder and any comparable state, foreign and local laws, any other information returns, withholding tax returns, FICA and FUTA returns and back up withholding returns required under Section 3406 of the Code and any comparable state, foreign and local laws) required to be filed with respect to the Company or any Company Subsidiary, except where the failure to file timely such federal income and other tax returns would not, in the aggregate, have a Material Adverse Effect on the Company. All taxes due in respect of the periods covered by such tax returns have been paid or adequate reserves have been established for the payment of such taxes and such reserves are reflected on the Company Financial Statements, except where any such failure to pay or establish adequate reserves would not, in the aggregate, have a Material Adverse Effect on the Company and, as of the Closing Date, all taxes due in respect of any subsequent periods (or portions thereof) ending on or prior to the Closing Date will have been paid or adequate reserves will have been established for the payment thereof, except where any such failure to pay or establish adequate reserves would not, in the aggregate, have a Material Adverse Effect on the Company. Except as Previously Disclosed, no material (i) audit examination, (ii) deficiency, or (iii) refund litigation with respect to such returns or periods has been proposed, asserted or assessed or is pending. Neither the Company nor any Company Subsidiary will have any liability for any such taxes in excess of the amounts so paid or reserves or accruals so established except where such liability would not have a Material Adverse Effect on The Company.

         (b) All federal, state and local (and, if applicable, foreign) tax returns filed by the Company and each Company Subsidiary are complete and accurate in all material respects. Neither the Company nor any Company Subsidiary is delinquent in the payment of any material tax, assessment or governmental charge, and, except as Previously Disclosed, none of them has requested any extension of time within which to file any tax returns in respect of any fiscal year or portion thereof which have not since been filed. Except as Previously Disclosed, no material deficiencies for any tax, assessment or governmental charge have been proposed, asserted or assessed (tentatively or otherwise) against the Company or any Company Subsidiary which have not been settled and paid. Except as Previously Disclosed, there are currently no agreements in effect with respect to the Company or any Company Subsidiary to extend the period of limitations for the assessment or collection of any tax.

         (c) Except as Previously Disclosed, neither the transactions contemplated hereby nor the termination of the employment of any employees of the Company or any Company Subsidiary prior to or following consummation of the transactions contemplated hereby could result in the Company or any Company Subsidiary making or being required to make any "excess parachute payment" as that term is defined in Section 280G of the Code.

         (d) Except as Previously Disclosed, neither the Company nor any Company Subsidiary is a party to any agreement providing for the allocation or sharing of, or indemnification for, taxes.

         (e) Except as Previously Disclosed, neither the Company nor any Company Subsidiary is required to include in income any adjustment in any taxable period ending after the date hereof pursuant to Section 481(a) of the Code.

         (f) Except as Previously Disclosed, neither the Company nor any Company Subsidiary has entered into any agreement with any taxing authority that will bind the Company or an affiliate thereof after the Closing Date.

         (g) For purposes of this Section 2.12, references to the Company and any Company Subsidiary shall include predecessors thereof.

         2.13.    EMPLOYEE BENEFIT PLANS

         The Company has made available to Parent copies of all of the following as to which the Company is a party or by which it is bound: contracts with officers and employees, profit sharing, retirement, insurance and other employee benefit or welfare plans or similar plans or arrangements; and published employment policies. Except as Previously Disclosed, no corporation or other entity is a member with the Company of a controlled group of corporations defined in Section 4.1.4(b) of the Code, or is under common control with the Company as defined in Section 4.1.4(c) of the Code. Except as Previously Disclosed, no employee benefit plan maintained by the Company is a "Multi-Employer Plan" as defined in Section 3(37)(A) of ERISA and, except as Previously Disclosed, the Company does not maintain any plan that is subject to the reporting and disclosure requirements of ERISA.

          2.14.    CERTAIN CONTRACTS


         (a) Except as Previously Disclosed, neither the Company nor any Company Subsidiary is a party to, or is bound by, (i) any material contract as defined in Item 601(b)(10) of Regulation S-K of the SEC or any other material contract or similar arrangement whether or not made in the ordinary course of business (other than loans or loan commitments and funding transactions in the ordinary course of business of any Company Subsidiary) or any agreement restricting the nature or geographic scope of its business activities in any material respect,
(ii) any agreement, indenture or other instrument relating to the borrowing of money by the Company or any Company Subsidiary or the guarantee by the Company or any Company Subsidiary of any such obligation, other than instruments relating to transactions entered into in the customary course, (iii) any agreement, arrangement or commitment relating to the employment of a consultant who was formerly a director or executive officer or the employment, election, retention in office or severance of any present or former director or officer, or (iv) any contract, agreement or understanding with a labor union, in each case whether written or oral.

         (b) Except as Previously Disclosed, neither the Company nor any Company Subsidiary is in default under any material agreement, commitment, arrangement, lease, insurance policy or other instrument whether entered into in the ordinary course of business or otherwise and whether written or oral, and there has not occurred any event that, with the lapse of time or giving of notice or both, would constitute such a default, except for such defaults which would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

         2.15.    LEGAL PROCEEDINGS

         Except as Previously Disclosed, there are no actions, suits or proceedings instituted, pending or, to the knowledge of the Company or any Company Subsidiary, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against the Company or any Company Subsidiary or against any asset, interest or right of the Company or any Company Subsidiary as to which there is a reasonable probability of an unfavorable outcome and which, if such an unfavorable outcome was rendered, would, individually or in the aggregate, have a Material Adverse Effect on the Company. To the knowledge of the Company or any Company Subsidiary, there are no actual or threatened actions, suits or proceedings which present a claim to restrain or prohibit the transactions contemplated herein or to impose any material liability in connection therewith as to which there is a reasonable probability of an unfavorable outcome and which, if such an unfavorable outcome was rendered, would, individually or in the aggregate, have a Material Adverse Effect on the Company. There are no actions, suits or proceedings instituted, pending or, to the knowledge of the Company or any Company Subsidiary, threatened (or unasserted but considered probable of assertion and which if asserted would be reasonably expected to have an unfavorable outcome) against any present or former director or officer of the Company or any Company Subsidiary, that might give rise to a claim for indemnification and that (i) has a reasonable probability of an unfavorable outcome and (ii) in the event of an unfavorable outcome, would, individually or in the aggregate, have a Material Adverse Effect on the Company.

         2.16.    COMPLIANCE WITH LAWS

         Except as Previously Disclosed, the Company and each Company Subsidiary is in compliance in all material respects with all statutes and regulations applicable to the conduct of its business, and neither the Company nor any Company Subsidiary has received notification from any agency or department of federal, state or local government (i) asserting a material violation of any such statute or regulation, (ii) threatening to revoke any license, franchise, permit or government authorization or (iii) restricting or in any way limiting its operations, except for such noncompliance, violations, revocations and restrictions which would not, individually or in the aggregate, have a Material Adverse Effect on the Company. Neither the Company nor any Company Subsidiary is subject to any regulatory or supervisory cease and desist order, agreement, directive, memorandum of understanding or commitment which could be reasonably anticipated to have a Material Adverse Effect on the Company, and none of them has received any communication requesting that they enter into any of the foregoing.

         2.17.    LABOR MATTERS

         With respect to their employees, neither the Company nor any Company Subsidiary is a party to any labor agreement with any labor organization, group or association and has not engaged in any unfair labor practice. Since January 1, 1999 and prior to the date hereof, the Company and Company Subsidiaries have not experienced any attempt by organized labor or its representatives to make the Company or any Company Subsidiary conform to demands of organized labor relating to their employees or to enter into a binding agreement with organized labor that would cover the employees of the Company or any Company Subsidiary. There is no unfair labor practice charge or other complaint by any employee or former employee of the Company or any Company Subsidiary against any of them pending before any governmental agency arising out of the Company's or such Company Subsidiary's activities, which charge or complaint (i) has a reasonable probability of an unfavorable outcome and (ii) in the event of an unfavorable outcome would, individually or in the aggregate, have a Material Adverse Effect on the Company; there is no labor strike or labor disturbance pending or threatened against any of them; and neither the Company nor any Company Subsidiary has experienced a work stoppage or other labor difficulty since January 1, 1999.

         2.18.    BROKERS AND FINDERS

         Neither the Company nor any Company Subsidiary, nor any of their respective officers, directors or employees, has employed any broker, finder or financial advisor or incurred any liability for any fees or commissions in connection with the transactions contemplated herein or the Plan of Merger.

         2.19.    INSURANCE

         The Company and the Company Subsidiaries each currently maintains insurance in amounts considered by the Company and any Company Subsidiary as applicable, to be reasonably necessary for their operations. Neither the Company nor any Company Subsidiary has received any notice of a material premium increase or cancellation with respect to any of its insurance policies or bonds, and within the last three years, neither the Company nor any Company Subsidiary has been refused any insurance coverage sought or applied for, and the Company has no reason to believe that existing insurance coverage cannot be renewed as and when the same shall expire, upon terms and conditions as favorable as those presently in effect, other than possible increases in premiums or unavailability in coverage that have not resulted from any extraordinary loss experience of the Company or any Company Subsidiary.

         2.20.    ENVIRONMENTAL LIABILITY

         Except as Previously Disclosed, neither the Company nor any Company Subsidiary has received any written notice of any legal, administrative, arbitral or other proceeding, claim or action and, to the knowledge of the Company and Company Subsidiaries, there is no governmental investigation of any nature ongoing, in each case that could reasonably be expected to result in the imposition, on the Company or any Company Subsidiary of any liability arising under any local, state or federal environmental statute, regulation or ordinance including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, which liability would have a Material Adverse Effect on the Company; except as Previously Disclosed, there are no facts or circumstances which could reasonably be expected to form the basis for any such proceeding, claim, action or governmental investigation that would impose any such liability; and neither the Company nor any Company Subsidiary is subject to any agreement, order, judgment, decree or memorandum by or with any court, governmental authority, regulatory agency or third party imposing any such liability.

         2.21.    INTELLECTUAL PROPERTY

         Except as Previously Disclosed, the Company or a Company Subsidiary owns the entire right, title and interest in and to, or has valid licenses or otherwise has the required legal rights with respect to, all of the Intellectual Property necessary in all material respects to conduct the business and operations of the Company and the Company Subsidiaries as presently conducted, except where the failure to do so would not, individually or in the aggregate, have a Material Adverse Effect on the Company. None of such Intellectual Property is subject to any outstanding order, decree, judgment, stipulation, settlement, lien, charge, encumbrance or attachment, which order, decree, judgment, stipulation, settlement, lien, charge, encumbrance or attachment would have a Material Adverse Effect on the Company. Except as Previously Disclosed, upon consummation of the transactions contemplated by this Reorganization Agreement the Company and Company Subsidiaries will be entitled to continue to use all such Intellectual Property without the payment of any fees, licenses or other payments (other than ongoing payments required under license agreements for software used by the Company or the Company Subsidiaries in Previously Disclosed amounts consistent with past practice).

         2.22.    INSIDER INTERESTS

         All outstanding loans and other contractual arrangements (including deposit relationships) between the Company or any Company Subsidiary and any officer, director or employee of the Company or any Company Subsidiary conform to the applicable rules and regulations and requirements of all applicable regulatory agencies which were in effect when such loans and other contractual arrangements were entered into.

         2.23.    YEAR 2000

         The Company's disclosures contained in the Company SEC Reports related to Year 2000 computer issues are true, complete and accurate in all material respects.

         2.24.    TAX TREATMENT

         As of the date of this Reorganization Agreement, the Company knows of no reason relating to it or any of Company Subsidiaries which would reasonably cause it to believe that the Merger will not qualify as tax free reorganization under Section 368(a) of the Code.

                                    ARTICLE 3

            REPRESENTATIONS AND WARRANTIES OF PARENT AND ACQUISITION

         Parent and Acquisition hereby jointly and severally represent and warrant to the Company as follows:

Section 3.1. Organization.

         (a) Parent is duly organized, validly existing and in good standing under the laws of Delaware and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Acquisition is duly organized, validly existing and in good standing under the laws of New York and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Parent has heretofore made available to the Company accurate and complete copies of the Certificates of Incorporation and bylaws as currently in full force and effect, of Parent and Acquisition. (b) Each of Parent and Acquisition is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not have a Material Adverse Effect on Parent. When used in connection with Parent or Acquisition the term "Material Adverse Effect on Parent" means any circumstance, change in, or effect on Parent and its subsidiaries, taken as a whole, that is, or is reasonably likely in the future to be, materially adverse to the operations, financial condition, assets, earnings, or results of operations, or the business (financial or otherwise) of Parent and its subsidiaries, taken as a whole, provided that none of the following shall be deemed, either alone or in combination, to constitute a Material Adverse Effect on the Parent.

Section 3.2.  Capitalization of Parent and its Subsidiaries.

         (a) The authorized capital stock of Parent consists of 7,500,000 shares of Parent Common Stock, 700,000 shares of Class B common stock and 300,000 shares of Series Preferred Stock, of which, as of September 30, 1999, 2,271,879 shares of Parent Common Stock, 305,000 shares of Class B common stock and no shares of preferred stock were issued and outstanding.

         (b) The shares of Acquisition Common Stock to be issued pursuant to the Merger, when issued, will be duly authorized, validly issued, fully paid and nonassessable.

Section 3.3. Authority Relative to this Agreement. Each of Parent and Acquisition has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the boards of directors of Parent and Acquisition and by Parent as the sole stockholder of Acquisition, and except for approval by the shareholders of Parent, no other corporate proceedings on the part of Parent or Acquisition are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of Parent and Acquisition and constitutes, assuming the due authorization, execution and delivery hereof by the Company, a valid, legal and binding agreement of each of Parent and Acquisition enforceable against each of Parent and Acquisition in accordance with its terms, subject to any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally or to general principles of equity.

Section 3.4. SEC Reports. Parent has filed all required forms, reports and documents ("Parent SEC Reports") with the SEC since January 1, 1997, each of which complied at the time of filing in all material respects with all applicable requirements of the Securities Act and the Exchange Act, each law as in effect on the dates such forms, reports and documents were filed. None of such Parent SEC Reports, including any financial statements or schedules included or incorporated by reference therein, contained when filed any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein in light of the circumstances under which they were made not misleading, except to the extent superseded by a Parent SEC Report filed subsequently and prior to the date hereof. The audited consolidated financial statements of Parent included in the Parent SEC Reports fairly present in conformity in all material respects with generally accepted accounting principles applied on a consistent basis (except as may be indicated in the notes thereto) the consolidated financial position of Parent and its consolidated subsidiaries as of the dates thereof and their consolidated results of operations and changes in financial position for the periods then ended.

Section 3.5. Consents and Approvals; No Violations. Except for filings, permits, authorizations, consents and approvals as may be required under and other applicable requirements of the Federal Reserves Act, the Securities Act, the Exchange Act, state securities or blue sky laws, the HSR Act, and any filings under similar merger notification laws or regulations of Governmental Entities and the filing and recordation of the Certificate of Merger as required by the NYBCL, no material filing with or notice to, and no material permit, authorization, consent or approval of any Governmental Entity is necessary for the execution and delivery by Parent or Acquisition of this Agreement or the consummation by Parent or Acquisition of the transactions contemplated hereby. Neither the execution, delivery and performance of this Agreement by Parent or Acquisition or the consummation by Parent or Acquisition of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the respective Certificates of Incorporation or bylaws (or similar governing documents) of Parent or Acquisition, (ii) result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or Lien) under any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Parent or Acquisition or any of Parent's other subsidiaries is a party or by which any of them or any of their respective properties or assets are bound or (iii) violate any material order, writ, injunction, decree, law, statute, rule or regulation applicable to Parent or Acquisition or any of Parent's other subsidiaries or any of their respective properties or assets.

Section 3.6. Litigation. There is no suit, claim, action, proceeding or investigation pending or, to the knowledge of Parent threatened, against Parent or any of its subsidiaries or any of their respective properties or assets before any Governmental Entity that could reasonably be expected to prevent or delay the consummation of the transactions contemplated by this Agreement beyond the Final Date. Neither Parent nor any of its subsidiaries is subject to any outstanding order, writ, injunction or decree that could reasonably be expected to prevent or delay the consummation of the transactions contemplated hereby.

Section 3.7. Tax Treatment. Neither Parent, Acquisition nor, to the knowledge of Parent, any of its affiliates has taken, proposes to take, or has agreed to take any action that would prevent the Merger from constituting are organization qualifying under the provisions of Section 368(a) of the Code.

Section 3.8. Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Acquisition.

Section 3.9. No Prior Activities. Except for obligations incurred in connection with its incorporation or organization or the negotiation and consummation of this Agreement and the transactions contemplated hereby, Acquisition has neither incurred any obligation or liability nor engaged in any business or activity of any type or kind or entered into any agreement or arrangement with any person.

Section 3.10. No Undisclosed Liabilities; Absence of Changes. Except as and to the extent publicly disclosed by Parent in the Parent SEC Reports, neither parent nor any of its subsidiaries has any material liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that would be required by generally accepted accounting principles to be reflected on a consolidated balance sheet of Parent (including the notes thereto). There have been no events, changes or effects with respect to Parent or its subsidiaries that have had a Material Adverse Effect on Parent that have not been publicly disclosed by Parent in the Parent SEC Reports.

Section 3.11. Compliance with Applicable Law. Except as publicly disclosed by Parent in the Parent SEC Reports, to the knowledge of Parent, Parent and its subsidiaries hold all material permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses (the "Parent Permits"). Except as publicly disclosed by Parent in the Parent SEC Reports, Parent and its subsidiaries are in material compliance with the terms of Parent Permits. Except as publicly disclosed by Parent in the Parent SEC Reports, to the knowledge of Parent, the businesses of Parent and its subsidiaries have been and are being conducted in material compliance with all material Applicable Laws. Except as publicly disclosed by Parent in the Parent SEC Reports, no investigation or review by any Governmental Entity with respect to Parent or any of its subsidiaries is pending or, to the knowledge of Parent, threatened, nor, to the knowledge of Parent, has any Governmental Entity indicated an intention to conduct the same.

Section 3.12. Representations Complete. None of the representations or warranties made by Parent in this Agreement or any statement made in any Schedule or certificate furnished by Parent pursuant to this Agreement, or furnished in or in connection with documents mailed or delivered to the stockholders of the Company in connection with soliciting their proxy or consent to this Agreement and the Merger, contains or will contain at the Effective Time, any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

                                    ARTICLE 4

                                    COVENANTS

Section 4.1. Conduct of Business of the Company. Except as contemplated by this Agreement, during the period from the date hereof to the Effective Time, the Company covenants and agrees to conduct its operations in the ordinary course of business consistent with past practice and, to the extent consistent therewith, with no less diligence and effort than would be applied in the absence of this Agreement, use commercially reasonable efforts to preserve intact its current business organizations, keep available the service of its current officers and employees and preserve its relationships with customers, suppliers, distributors, lessors, creditors, employees, contractors and others having business dealings with it with the intention that its goodwill and ongoing businesses shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing, except as otherwise expressly provided in this Agreement, prior to the Effective Time, neither the Company nor any of its subsidiaries will, without the prior written consent of Parent:

     (a) amend its Certificate of Incorporation or bylaws (or other similar governing instrument);

     (b) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other debt or equity securities or equity equivalents;

     (c) split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, make any other actual, constructive or deemed distribution in respect of its capital stock or otherwise make any payments to stockholders in their capacity as such, or redeem or otherwise acquire any of its securities or any securities of any of its subsidiaries;

     (d) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its subsidiaries (other than the Merger);

     (e) alter through merger, liquidation, reorganization, restructuring or any other fashion the corporate structure of any subsidiary;

     (f) except as may be required by Applicable Law, enter into, adopt or amend or terminate any bonus, special remuneration, compensation, severance, stock option, stock purchase agreement, retirement, health, life, or disability insurance, severance or other employee benefit plan agreement, trust, fund or other arrangement for the benefit or welfare of any director, officer, employee or consultant in any manner or increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any plan and arrangement as in effect as of the date hereof (including the granting of stock appreciation rights or performance units);

     (g) grant any severance or termination pay to any director, officer, employee or consultant, except payments made pursuant to written agreements outstanding on the date hereof or as required by applicable federal, state or local law or regulations;

     (h)  except  as  may be  required  as a  result  of a  change  in law or in
generally  accepted  accounting   principles,   materially  change  any  of  the
accounting principles, practices or methods used by it;

     (i) make any material tax election or settle or compromise any material income tax liability or permit any material insurance policy naming it as a beneficiary or loss-payable to expire, or to be canceled or terminated, unless a comparable insurance policy reasonably acceptable to Parent is obtained and in effect;

     (j) fail to file any Tax Returns when due (or, alternatively, fail to file for available extensions) or fail to cause such Tax Returns when filed to be complete and accurate in all material respects;

     (k) fail to pay any Taxes or other material debts when due;

     (l) settle or compromise any pending or threatened suit, action or claim not covered by insurance that (i) relates to the transactions contemplated hereby or (ii) the settlement or compromise of which would involves more than Fifty Thousand Dollars ($50,000) or that would otherwise be material to the Company; or

     (m) take or agree in writing or otherwise to take any of the actions described in Sections 4.1(a) through 4.1(l) (and it shall use all reasonable efforts not to take any action that would make any of the representations or warranties of the Company contained in this Agreement (including the exhibits hereto) untrue or incorrect).

Section 4.2. No Solicitation or Negotiation. Until the earlier of the Effective Time and the date of termination of this Agreement pursuant to the provisions of
Section 6.1 hereof, the Company covenants and agrees that it shall not (nor will the Company permit any of the Company's officers, directors, stockholders, agents, representatives or affiliates to) directly or indirectly, take any of the following actions with any party other than Parent and its designees: (a) solicit, initiate, entertain, or encourage any proposals or offers from, or conduct discussions with or engage in negotiations with, any person relating to any possible acquisition of the Company (whether by way of merger, purchase of capital stock, purchase of assets or otherwise), any material portion of its capital stock or assets or any equity interest in the Company; (b) provide information with respect to the Company to any person, other than Parent, relating to, or otherwise cooperate with, facilitate or encourage any effort or attempt by any such person with regard to, any possible acquisition of the Company (whether by way of merger, purchase of capital stock, purchase of assets or otherwise), any material portion of its capital stock or assets or any equity interest in the Company; (c) enter into an agreement with any person, other than Parent, providing for the acquisition of the Company (whether by way of merger, purchase of capital stock, purchase of assets or otherwise), any material portion of its capital stock or assets or any equity interest in the Company; or
(d) make or authorize any statement, recommendation or solicitation in support of any possible acquisition of the Company (whether by way of merger, purchase of capital stock, purchase of assets or otherwise), any material position of its capital stock or assets or any equity interest in the Company by any person, other than by Parent.

Section 4.3. Meeting of Stockholders. Parent shall take all actions necessary in accordance with Delaware General Corporation Law ("DGCL"), the Nasdaq Marketplace Rules and its Certificate of Incorporation and bylaws to duly call, give notice of, convene and hold a meeting of its stockholders as promptly as practicable to consider and vote upon the adoption and approval of this Agreement and the transactions contemplated hereby (the"Meeting"). The stockholder vote required for the adoption and approval of the transactions contemplated by this Agreement shall be the vote required by the DGCL and the Company's Certificate of Incorporation and bylaws. Parent will, through its Board of Directors, recommend to its stockholders approval of such matters.

Section 4.4.  Sale of Shares; Stockholder Matters.

         (a) Sale of Shares. The parties hereto acknowledge and agree that the Merger Consideration issuable to the Company's stockholders shall constitute "restricted securities" within the meaning of the Securities Act. The certificates for shares of Parent Common Stock to be issued in the Merger shall bear appropriate legends to identify such privately placed shares as being restricted under the Securities Act and to comply with applicable state securities laws.

         (b) Additional Assurances. At the request of Parent, the Company shall execute and deliver to Parent such instruments and do and perform such acts and things as may be necessary or desirable for complying with all applicable securities laws and state corporate law.

Section 4.5. Access to Information. Each party shall afford the others and their accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to (a) all of its properties, books, contracts, commitments and records, and (b) all other information concerning its business, properties and personnel (subject to restrictions imposed by applicable law) as the others may reasonably request, subject, in the case of Parent, to reasonable limits on access to its technical and other nonpublic information. No information or knowledge obtained in any investigation pursuant to this Section 4.5 shall affect or be deemed to modify any representation or warranty contained herein or the conditions of the parties to consummate the Merger.

Section 4.6. Confidentiality. It is understood that the business of the Parent and the Company, and all matters related thereto, are of a confidential nature. Prior to the date hereof, there may have been revealed, and on or after the date hereof there may be revealed, to Parent and its affiliates or representatives, on the one hand, and to the Company and its affiliates and representatives, on the other, "Confidential Information" (as hereinafter defined) concerning the business of the Parent or the business of the Company. In consideration for and as an inducement to the parties to execute, deliver and perform this Agreement, each of the parties hereto hereby agrees that, following the termination of this Agreement or any other failure of the Merger to be consummated, neither party shall divulge or appropriate for their own use, or for the use of any third party, any Confidential Information of the other party. As used herein, the term "Confidential Information" means the following oral or written information relating to each party's business: know-how, technology, inventions, designs, methodologies, trade secrets, patents, secret processes and formulae, information relating to the development, research, testing, manufacturing, marketing, sales, distribution and uses of products, sources of supplies, budgets and strategic plans, the identity and special needs of customers, plants and other properties, and any other information which may give the party who received such Confidential Information an opportunity to obtain an advantage over its competitors who do not know or use such information; provided, however, that the term "Confidential Information" shall not include (i) any such information that, prior to its use or disclosure by any party hereto, can be shown to have been in the public domain or generally known or available to customers, suppliers or competitors of the business of Parent or the Company, as the case may be, through no breach of the provisions of this Section 4.6 or other non-disclosure covenants that were executed for the benefit of Parent or the Company, as the case may be; (ii) any such information that, prior to its use or disclosure by any party hereto was rightfully in the receiving party's possession, without violation of the provisions of this Section 4.6 or other non-disclosure covenants that were executed for the benefit of Parent or the Company, as the case may be; or (iii) any such information that, prior to its use or disclosure by Parent or the Company, as the case may be, was developed by such party without violation of the provisions of this Section 4.6 or other non-disclosure covenants that were executed for the benefit of Parent or the Company, as the case may be. The parties hereto hereby acknowledge and agree that the breach by any of the parties hereto of the restrictive covenant contained in this Section 4.6 would cause irreparable injury to the other party and that the remedy at law for any such breach would be inadequate. As a result, each of the parties hereto hereby covenant, agree and consent that, in addition to any other available remedy, temporary and permanent injunctive relief may be granted in any proceeding which may be brought by any party to this Agreement to enforce the restrictive covenant set forth above without necessity of proof that any other remedy at law is inadequate.

Section 4.7. Expenses. Whether or not the Merger is consummated, all fees and expenses incurred in connection with the Merger including, without limitation, all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties ("Third Party Expenses") incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby shall be the obligation of the respective party incurring such fees and expenses.

Section 4.8. Consent. The Company shall use its best efforts to obtain the consents, waivers and approvals under any of the Contracts as may be required in connection with the Merger (all of such consents, waivers and approvals are set forth in Company Schedules) so as to preserve all rights of and benefits to Acquiror thereunder.

Section 4.9. Reasonable Efforts. Subject to the terms and conditions provided in this Agreement, each of the parties hereto shall use its reasonable efforts to ensure that its representations and warranties remain true and correct in all material respects, and to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby, to obtain all necessary waivers, consents and approvals, to effect all necessary registrations and filings, and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement, and to cause the conditions to the opposite party's obligations to be satisfied.

Section 4.10.  Notification of Certain Matters.

         (a) The Company shall give prompt written notice to Parent of (i) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which is likely to cause any representation or warranty of the Company contained in this Agreement to be untrue or inaccurate at or prior to the Effective Time and (ii) any failure of the Company to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder. The delivery of any such notice pursuant to this Section 4.10(a) shall be deemed disclosure for purposes of this Agreement as if fully disclosed by the Company herein.

         (b) Parent hereby covenants and agrees that it shall give prompt written notice to the Company of (i) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which is likely to cause any representation or warranty of Parent contained in this Agreement to be untrue or inaccurate at or prior to the Effective Time and (ii) any failure of Parent to comply or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder. The delivery of any such notice pursuant to this
Section 4.10(b) shall be deemed disclosure for purposes of this Agreement as fully disclosed by Parent hereunder.

Section 4.11 Additional Documents and Further Assurances. Each party hereto, at the request of the other party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

Section 4.12.  Certain Filings; Reasonable Efforts.

         Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take or cause to be taken all action and to do or cause to be done all things reasonably necessary, proper or advisable under Applicable Law to consummate and make effective the transactions contemplated by this Agreement, including using all reasonable efforts to do the following, (i) cooperate in the preparation and filing of the Proxy Statement and any amendments thereto, any filings that may be required under the HSR Act and any filings under similar merger notification laws or regulations of foreign Governmental Entities; (ii) obtain consents of all third parties and Governmental Entities necessary, proper, advisable or reasonably requested by Parent or the Company, for the consummation of the transactions contemplated by this Agreement; (iii) contest any legal proceeding relating to the Merger; and (iv) execute any additional instruments necessary to consummate the transactions contemplated hereby. Subject to the terms and conditions of this Agreement, Parent and Acquisition agree to use all reasonable efforts to cause the Effective Time to occur as soon as practicable after the stockholder vote with respect to the Merger. If at any time after the Effective Time any further action is necessary to carry out the purposes of this Agreement the proper officers and directors of each party hereto shall take all such necessary action.

Section 4.13. Public Announcements. Neither Parent, Acquisition nor the Company shall issue any press release or otherwise make any public statements with respect to the transactions contemplated by this Agreement, including the Merger, or any Third Party Acquisition, without the prior consent of Parent and Acquisition (in the case of the Company) or the Company (in the case of Parent or Acquisition, which consent may be unreasonably withheld), except as may be required by Applicable Law, or by the rules and regulations of, or pursuant to any agreement with, the Nasdaq Small Cap Market.

                                    ARTICLE 5

                    CONDITIONS TO CONSUMMATION OF THE MERGER

Section 5.1. Conditions to Each Party's Obligations to Effect the Merger. The respective obligations of each party hereto to effect the Merger are subject to the satisfaction at or prior to the Effective Time of the following conditions:

         (a) this Agreement shall have been approved and adopted by the requisite vote of the stockholders of Parent;

         (b) no statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or enforced by any United States federal or state court or United States federal or state Governmental Entity that prohibits, restrains, enjoins or restricts the consummation of the Merger;

         (c) any waiting period applicable to the Merger under the HSR Act shall have terminated or expired;

         (d) any governmental or regulatory notices, approvals or other requirements necessary to consummate the transactions contemplated hereby and to operate the Business after the Effective Time in all material respects as it was operated prior thereto shall have been given, obtained or complied with, as applicable; and

         (e) Parent shall have received all state securities laws or "blue sky" permits and authorizations necessary to issue shares of Parent Common Stock in exchange for Shares in the Merger.

Section 5.2. Conditions to the Obligations of the Company. The obligation of the Company to effect the Merger is subject to the satisfaction at or prior to the Effective Time of the following conditions:

         (a) the representations and warranties of Parent and Acquisition contained in this Agreement shall be true and correct (except to the extent that the aggregate of all breaches thereof would not have a Material Adverse Effect on Parent) at and as of the Effective Time with the same effect as if made at and as of the Effective Time (except to the extent such representations specifically relate to an earlier date, in which case such representations shall be true and correct as of such earlier date, and in any event, subject to the foregoing Material Adverse Effect qualification) and, at the Closing, Parent and Acquisition shall have delivered to the Company a certificate to that effect, executed by executive officers of Parent and Acquisition;

         (b) each of the covenants and obligations of Parent and Acquisition to be performed at or before the Effective Time pursuant to the terms of this Agreement shall have been duly performed in all material respects at or before the Effective Time and, at the Closing, Parent and Acquisition shall have delivered to the Company a certificate to that effect, executed by executive officers of Parent and Acquisition; and

         (c) the Company shall have received the opinion of tax counsel to the Company or tax counsel to Parent to the effect that (i) the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and (ii) each of Parent, Acquisition and the Company will be a party to the reorganization within the meaning of Section 368(b) of the Code, which opinion may rely on such representations as such counsel reasonably deems appropriate, and such opinion shall not have been withdrawn or modified in any material respect.

Section 5.3. Conditions to the Obligations of Parent and Acquisition. The respective obligations of Parent and Acquisition to effect the Merger are subject to the satisfaction at or prior to the Effective Time of the following conditions:

         (a) the representations and warranties of the Company contained in this Agreement shall be true and correct (except to the extent that the aggregate of all breaches thereof would not have a Material Adverse Effect on the Company) at and as of the Effective Time with the same effect as if made at and as of the Effective Time (except to the extent such representations specifically relate to an earlier date, in which case such representations shall be true and correct as of such earlier date, and in any event, subject to the foregoing Material
Adverse Effect qualification) and, at the Closing, the Company shall have delivered to Parent and Acquisition a certificate to that effect, executed by executive officers of the Company;

         (b) each of the covenants and obligations of the Company to be performed at or before the Effective Time pursuant to the terms of this Agreement shall have been duly performed in all material respects at or before the Effective Time and, at the Closing, the Company shall have delivered to Parent and Acquisition a certificate to that effect, executed by two (2) executive officers of the Company;

         (c) there shall have been no events, changes or effects, individually or in the aggregate, with respect to the Company or its subsidiaries having, or that would reasonably be expected to have, a Material Adverse Effect on the Company;

         (d) Parent shall have received the opinion of tax counsel to Parent or tax counsel to the Company to the effect that (i) the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and (ii) each of Parent, Acquisition and the Company will be a party to the reorganization within the meaning of Section 368(b) of the Code, which opinion may rely on such representations as such counsel reasonably deems appropriate, and such opinion shall not have been withdrawn or modified in any material respect; and

     (e) Parent shall have received an opinion from Hatcher/Johnson Valuation, Inc. to the effect that the Exchange Ratio is fair from a financial point of view to the stockholders of Parent.

                                    ARTICLE 6

                         TERMINATION; AMENDMENT; WAIVER

Section 6.1. Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time whether before or after approval and adoption of this Agreement by Parent's stockholders:

         (a) by mutual written  consent of Parent, Acquisition and the  Company;

         (b) by Parent and Acquisition or the Company if (i) any court of competent jurisdiction in the United States or other United States federal or state Governmental Entity shall have issued a final order, decree or ruling, or taken any other final action, restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action is or shall have become nonappealable or (ii) the Merger has not been consummated by June 30, 2000 (the "Final Date"); provided that no party may terminate this Agreement pursuant to this clause (ii) if such party's failure to fulfill any of its obligations under this Agreement shall have been a principal reason that the Effective Time shall not have occurred on or before said date;

         (c) by the Company if (i) there shall have been a breach of any representations or warranties on the part of Parent or Acquisition set forth in this Agreement or if any representations or warranties of Parent or Acquisition shall have become untrue, such that the conditions set forth in Section 4.2(a) would be incapable of being satisfied by the Final Date, provided that the Company has not breached any of its obligations hereunder in any material respect; or (ii) there shall have been a breach by Parent or Acquisition of any of their respective covenants or agreements hereunder having a Material Adverse Effect on Parent or materially adversely affecting (or materially delaying) the ability of Parent, Acquisition or the Company to consummate the Merger, and Parent or Acquisition, as the case may be, has not cured such breach within fifteen (15) business days after notice by the Company thereof, provided that the Company has not breached any of its obligations hereunder in any material respect; or

         (d) by Parent and Acquisition if (i) there shall have been a breach of any representations or warranties on the part of the Company set forth in this Agreement or if any representations or warranties of the Company shall have become untrue, such that the conditions set forth in Section 4.3(a) would be incapable of being satisfied by the Final Date, provided that neither Parent nor Acquisition has breached any of their respective obligations hereunder in any material respect; or (ii) there shall have been a breach by the Company of one or more of its covenants or agreements hereunder having a Material Adverse Effect on the Company or materially adversely affecting (or materially delaying) the ability of Parent, Acquisition or the Company to consummate the Merger, and the Company has not cured such breach within fifteen (15) business days after notice by Parent or Acquisition thereof, provided that neither Parent nor Acquisition has breached any of their respective obligations hereunder in any material respect; or

         (e) by Parent or Acquisition if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger, by any governmental entity, which would: (i) prohibit Acquisition's or the Company's ownership or operation of all or any portion of the business of the Company or (ii) compel Acquisition or the Company to dispose of or hold separate all or a portion of the business or assets of the Company or Acquisition as a result of the Merger

Section 6.2. Effect of Termination. In the event of the termination and abandonment of this Agreement pursuant to Section 6.1, this Agreement shall forthwith become void and have no effect without any liability on the part of any party hereto or its affiliates, directors, officers or stockholders.

Section 6.3. Amendment. This Agreement may be amended by action taken by the Company, Parent and Acquisition at any time before or after approval of the Merger by the stockholders of Parent but after any such approval no amendment shall be made that requires the approval of such stockholders under Applicable Law without such approval. This Agreement may be amended only by an instrument in writing signed on behalf of the parties hereto.

Section 6.4. Extension; Waiver. At any time prior to the Effective Time, each party hereto may (i) extend the time for the performance of any of the obligations or other acts of the other party, (ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document certificate or writing delivered pursuant hereto or (iii) waive compliance by the other party with any of the agreements or conditions contained herein. Any agreement on the part of any party hereto to any such extension or waiver shall be valid only if set forth in an instrument, in writing, signed on behalf of such party. The failure of any party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights.

                                    ARTICLE 7

                                  MISCELLANEOUS

Section 7.1. Nonsurvival of Representations and Warranties. The representations and warranties made herein shall not survive beyond the Effective Time or a termination of this Agreement. This Section 7.1 shall not limit any covenant or agreement of the parties hereto that by its terms requires performance after the Effective Time.

Section 7.2. Entire Agreement; Assignment. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all other prior and contemporaneous agreements and understandings both written and oral between the parties with respect to the subject matter hereof and (b) shall not be assigned by operation of law or otherwise; provided, however, that Parent may assign any or all of its rights and obligations under this Agreement to any wholly owned subsidiary of Parent, but no such assignment shall relieve Parent of its obligations hereunder if such assignee does not perform such obligations.

Section 7.3. Validity. If any provision of this Agreement or the application thereof to any person or circumstance is held invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby and to such end the provisions of this Agreement are agreed to be severable.

Section 7.4. Notices. All notices and other communications pursuant to this Agreement shall be in writing and shall be deemed given if delivered personally, telecopied, sent by nationally-recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the addresses set forth below or to such other address as the party to whom notice is to be given may have furnished to the other parties hereto in writing in accordance herewith. Any such notice or communication shall be deemed to have been delivered and received (A) in the case of personal delivery, on the date of such delivery, (B) in the case of telecopier, on the date sent if confirmation of receipt is received and such notice is also promptly mailed by registered or certified mail (return receipt requested), (C) in the case of a nationally-recognized overnight courier in circumstances under which such courier guarantees next business day delivery, on the next business day after the date when sent and (D) in the case of mailing, on the third business day following that on which the piece of mail containing such communication is posted:

    if to Parent or Acquisition:       Intervest Bancshares Corporation
                                       10 Rockefeller Plaza (Suite 1015)
                                       New York, New York 10020
                                       Attn:  Chairman

    if to the Company to:              Intervest Corporation of New York
                                       10 Rockefeller Plaza (Suite 1015)
                                       New York, New York 10020
                                       Attn:  Chairman

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

Section 7.5.  Governing Law and Venue; Waiver of Jury Trial.

         THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

Section 7.6. Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement

Section 7.7. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and its successors and permitted assigns and, except as expressly provided herein, nothing in this Agreement is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement nor shall any such person be entitled to assert any claim hereunder. In no event shall this Agreement constitute a third party beneficiary contract.

Section 7.8.  Certain Definitions.  For the purposes of this Agreement the term:

         (a) "affiliate" means a person that, directly or indirectly, through one or more intermediaries controls, is controlled by or is under common control with the first-mentioned person;

         (b) "Applicable Law" means, with respect to any person, any domestic or foreign, federal, state or local statute, law, ordinance, rule, regulation, order, writ, injunction, judgment, decree or other requirement of any Governmental Entity existing as of the date hereof or as of the Effective Time applicable to such Person or any of its respective properties, assets, officers, directors, employees, consultants or agents.

         (c) "capital stock" means common stock, preferred stock, partnership interests, limited liability company interests or other ownership interests entitling the holder thereof to vote with respect to matters involving the issuer thereof;

         (d)   "knowledge"  or  "known"   means,   with  respect  to  any  fact,
circumstance, event or other matter in question, the knowledge of such fact, circumstance, event or other matter of any executive officer of the Company or Parent, as the case may be, and, in addition, with respect to the Company, the persons listed on Section 7.9(f) of the Company Disclosure Schedule. Any such individual will be deemed to have knowledge of a particular fact, circumstance, event or other matter if (1) such individual has actual knowledge of such fact, circumstance, event or other matter, or (2) such fact, circumstance, event or other matter is reflected in one or more documents (including e-mails sent to such individual) in, or that have been in, such individual's files.

         (e) "include" or "including" means "include, without limitation" or "including, without limitation," as the case may be, and the language following "include" or "including" shall not be deemed to set forth an exhaustive list.

         (f) "person" means an individual, corporation, partnership, limited liability company, association, trust, unincorporated organization or other legal entity including any Governmental Entity;

         (g) "Previously Disclosed" means disclosed in writing by either party in any document filed with the SEC prior to the date hereof or in a writing delivered to the other party prior to the execution of this Agreement. Any information disclosed by one party to the other for any purpose hereunder shall be deemed to be disclosed for all purposes hereunder. The inclusion of any matter in information previously disclosed shall not be deemed an admission or otherwise imply that any such matter is material for purposes of this Agreement.

         (h)  "Securities Act" means the Securities Act of 1933, as amended;

         (i) "subsidiary" or "subsidiaries" of the Company, Parent, the Surviving Corporation or any other person means any corporation, partnership, limited liability company, association, trust, unincorporated association or other legal entity of which the Company, Parent, the Surviving Corporation or any such other person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, 50% or more of the capital stock the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

Section 7.9. Personal Liability. This Agreement shall not create or be deemed to create or permit any personal liability or obligation on the part of any direct or indirect stockholder of the Company or Parent or Acquisition or any officer, director, employee, agent, representative or investor of any party hereto.

Section 7.10. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.


                  (REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)

         IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

                                    INTERVEST BANCSHARES CORPORATION



                                    /s/ Lowell S. Dansker
                                    ------------------------
                                    Name: Lowell S. Dansker
                                    Title:   President


                                    ICNY ACQUISITION CORPORATION


                                    /s/ Lowell S. Dansker
                                    -------------------------
                                    Name: Lowell S. Dansker
                                    Title:   President


                                    INTERVEST CORPORATION OF NEW YORK


                                    /s/ Lawrence G. Bergman
                                    --------------------------
                                    Name: Lawrence G. Bergman
                                    Title: Vice President